HealthEquity Reports Second Quarter Ended July 31, 2023 Financial Results
Delivers Record HSA Asset Growth, Margin Expansion
Highlights of the second quarter include:
•Revenue of $243.5 million, an increase of 18% compared to $206.1 million in Q2 FY23.
•Net income of $10.6 million, compared to net loss of $10.7 million in Q2 FY23, with non-GAAP net income of $45.6 million, an increase of 62% compared to $28.1 million in Q2 FY23.
•Net income per diluted share of $0.12, compared to net loss per diluted share of $0.13 in Q2 FY23, with non-GAAP net income per diluted share of $0.53, compared to $0.33 in Q2 FY23.
•Adjusted EBITDA of $88.1 million, an increase of 31% compared to $67.0 million in Q2 FY23.
•8.2 million HSAs, an increase of 9% compared to Q2 FY23.
•Total HSA Assets of $23.2 billion, an increase of 13% compared to Q2 FY23.
•15.0 million Total Accounts, including both HSAs and complementary CDBs, an increase of 3% compared to Q2 FY23.

Draper, Utah – September 5, 2023 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its second quarter ended July 31, 2023.
"HealthEquity’s 8.2 million HSA Members grew their health savings by $883 million, including strong contributions from the 156,000 new HSA Members Team Purple welcomed during the quarter," said Jon Kessler, President and CEO of HealthEquity. "Strong member and balance growth, improving custodial yields, and an ongoing service technology rollout all contributed to 360bps of year-over-year expansion of adjusted EBITDA as a percentage of revenue and record operating cash flow."
Second quarter financial results
Revenue for the second quarter ended July 31, 2023 was $243.5 million, an increase of 18% compared to $206.1 million for the second quarter ended July 31, 2022. Revenue this quarter included: service revenue of $105.7 million, custodial revenue of $98.9 million, and interchange revenue of $38.9 million.
HealthEquity reported net income of $10.6 million, or $0.12 per diluted share, and non-GAAP net income of $45.6 million, or $0.53 per diluted share, for the second quarter ended July 31, 2023. The Company reported a net loss of $10.7 million, or $0.13 per diluted share, and non-GAAP net income of $28.1 million, or $0.33 per diluted share, for the second quarter ended July 31, 2022.
Adjusted EBITDA was $88.1 million for the second quarter ended July 31, 2023, an increase of 31% compared to the second quarter ended July 31, 2022. Adjusted EBITDA was 36% of revenue, compared to 33% for the second quarter ended July 31, 2022.
Account and asset metrics
HSAs as of July 31, 2023 were 8.2 million, an increase of 9% year over year, including 574,000 HSAs with investments, an increase of 11% year over year. Total Accounts as of July 31, 2023 were 15.0 million, including 6.8 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of July 31, 2023 were $23.2 billion, an increase of 13% year over year. Total HSA Assets included $14.0 billion of HSA cash and $9.2 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2023.
Business outlook
For the fiscal year ending January 31, 2024, management expects revenue of $980 million to $990 million. Its outlook for net income is between $19 million and $24 million, resulting in net income of $0.21 to $0.27 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $171 million and $179 million, resulting in non-GAAP net income per diluted share of $1.97 to $2.06 (based on an estimated 87 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $338 million to $348 million.

See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, September 5, 2023 to discuss the fiscal 2024 second quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity, Inc. call." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our 15 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•the impact from a decline in interest rate levels on our financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, our operations and our financial results;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2023	January 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$290,345	$254,266
Accounts receivable, net of allowance for doubtful accounts of $4,639 and $4,989 as of July 31, 2023 and January 31, 2023, respectively	92,581	96,835
Other current assets	39,631	31,792
Total current assets	422,557	382,893
Property and equipment, net	9,145	12,862
Operating lease right-of-use assets	51,976	56,461
Intangible assets, net	881,937	936,359
Goodwill	1,648,145	1,648,145
Other assets	52,696	52,180
Total assets	$3,066,456	$3,088,900
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$12,543	$13,899
Accrued compensation	31,421	45,835
Accrued liabilities	49,281	43,668
Current portion of long-term debt	—	17,500
Operating lease liabilities	10,026	10,159
Total current liabilities	103,271	131,061
Long-term liabilities
Long-term debt, net of issuance costs	873,581	907,838
Operating lease liabilities, non-current	52,371	58,988
Other long-term liabilities	13,092	12,708
Deferred tax liability	74,527	82,665
Total long-term liabilities	1,013,571	1,062,199
Total liabilities	1,116,842	1,193,260
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 85,612 and 84,758 shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	9	8
Additional paid-in capital	1,785,014	1,745,716
Accumulated earnings	164,591	149,916
Total stockholders’ equity	1,949,614	1,895,640
Total liabilities and stockholders’ equity	$3,066,456	$3,088,900

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue
Service revenue	$105,719	$103,034	$210,831	$207,382
Custodial revenue	98,917	65,599	193,358	124,964
Interchange revenue	38,913	37,509	83,792	79,475
Total revenue	243,549	206,142	487,981	411,821
Cost of revenue
Service costs	76,543	74,914	157,098	155,788
Custodial costs	9,133	7,090	18,133	13,731
Interchange costs	6,943	6,326	13,994	13,317
Total cost of revenue	92,619	88,330	189,225	182,836
Gross profit	150,930	117,812	298,756	228,985
Operating expenses
Sales and marketing	19,123	15,843	39,058	32,403
Technology and development	54,767	46,580	107,959	91,763
General and administrative	27,090	25,937	51,984	49,664
Amortization of acquired intangible assets	23,166	24,181	46,332	47,879
Merger integration	2,044	7,683	5,502	16,977
Total operating expenses	126,190	120,224	250,835	238,686
Income (loss) from operations	24,740	(2,412)	47,921	(9,701)
Other expense
Interest expense	(13,272)	(11,493)	(28,269)	(21,954)
Other income (expense), net	2,756	32	4,584	(269)
Total other expense	(10,516)	(11,461)	(23,685)	(22,223)
Income (loss) before income taxes	14,224	(13,873)	24,236	(31,924)
Income tax provision (benefit)	3,643	(3,219)	9,561	(7,631)
Net income (loss) and comprehensive income (loss)	$10,581	$(10,654)	$14,675	$(24,293)
Net income (loss) per share:
Basic	$0.12	$(0.13)	$0.17	$(0.29)
Diluted	$0.12	$(0.13)	$0.17	$(0.29)
Weighted-average number of shares used in computing net income (loss) per share:
Basic	85,533	84,443	85,286	84,236
Diluted	86,341	84,443	86,356	84,236

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$14,675	$(24,293)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,387	80,226
Stock-based compensation	38,277	32,140
Amortization of debt discount and issuance costs	1,461	1,639
Loss on extinguishment of debt	1,157	—
Other non-cash items	—	269
Deferred taxes	(8,138)	(7,558)
Changes in operating assets and liabilities:
Accounts receivable, net	4,254	(3,161)
Other assets	(8,526)	(1,546)
Operating lease right-of-use assets	6,594	4,117
Accrued compensation	(14,675)	(4,973)
Accounts payable, accrued liabilities, and other current liabilities	3,970	(25,586)
Operating lease liabilities, non-current	(8,175)	(3,594)
Other long-term liabilities	384	(454)
Net cash provided by operating activities	108,645	47,226
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(18,794)	(24,215)
Purchases of property and equipment	(590)	(2,384)
Acquisitions of HSA portfolios	—	(68,725)
Net cash used in investing activities	(19,384)	(95,324)
Cash flows from financing activities:
Principal payments on long-term debt	(54,375)	(4,375)
Settlement of client-held funds obligation, net	(161)	(991)
Proceeds from exercise of common stock options	1,354	4,936
Net cash used in financing activities	(53,182)	(430)
Increase (decrease) in cash and cash equivalents	36,079	(48,528)
Beginning cash and cash equivalents	254,266	225,414
Ending cash and cash equivalents	$290,345	$176,886

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2023	2022
Supplemental cash flow data:
Interest expense paid in cash	$23,504	$19,450
Income tax payments, net	15,113	573
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,228	5,040
Purchases of property and equipment included in accounts payable or accrued liabilities	300	356
Acquisitions of HSA portfolios included in accounts payable or accrued liabilities	—	1,849
Exercise of common stock options receivable	50	8
Increase in goodwill due to measurement period adjustments, net	—	163
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2023	2022	2023	2022
Cost of revenue	$4,714	$3,998	$8,549	$7,005
Sales and marketing	3,478	2,553	6,257	4,567
Technology and development	4,283	2,963	9,175	6,343
General and administrative	7,598	8,640	14,296	14,225
Total stock-based compensation expense	$20,073	$18,154	$38,277	$32,140
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2023	July 31, 2022	% Change	January 31, 2023
HSAs	8,164	7,523	9%	7,984
New HSAs from sales - Quarter-to-date	156	196	(20)%	445
New HSAs from sales - Year-to-date	290	355	(18)%	971
New HSAs from acquisitions - Year-to-date	—	90	(100)%	90
HSAs with investments	574	516	11%	541
CDBs	6,831	7,023	(3)%	6,933
Total Accounts	14,995	14,546	3%	14,917
Average Total Accounts - Quarter-to-date	14,954	14,497	3%	14,677
Average Total Accounts - Year-to-date	14,967	14,462	3%	14,531

HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2023	July 31, 2022	% Change	January 31, 2023
HSA cash	$14,021	$13,097	7%	$14,199
HSA investments	9,181	7,441	23%	7,947
Total HSA Assets	23,202	20,538	13%	22,146
Average daily HSA cash - Year-to-date	14,048	12,924	9%	13,049
Average daily HSA cash - Quarter-to-date	14,001	12,941	8%	13,375
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2023	July 31, 2022	% Change	January 31, 2023
Client-held funds	$811	$801	1%	$901
Average daily Client-held funds - Year-to-date	896	852	5%	827
Average daily Client-held funds - Quarter-to-date	891	839	6%	809
Reconciliation of net income (loss) to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$10,581	$(10,654)	$14,675	$(24,293)
Interest income	(2,484)	(89)	(4,082)	(141)
Interest expense	13,272	11,493	28,269	21,954
Income tax provision (benefit)	3,643	(3,219)	9,561	(7,631)
Depreciation and amortization	15,180	16,559	31,055	32,347
Amortization of acquired intangible assets	23,166	24,181	46,332	47,879
Stock-based compensation expense	20,073	18,154	38,277	32,140
Merger integration expenses	2,044	7,683	5,502	16,977
Acquisition costs	—	47	—	53
Amortization of incremental costs to obtain a contract	1,350	1,074	2,654	2,142
Costs associated with unused office space	1,286	1,313	2,302	2,607
Other	—	501	153	1,345
Adjusted EBITDA	$88,111	$67,043	$174,698	$125,379

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2024
Net income	$19 - 24
Interest income	(11)
Interest expense	55
Income tax provision	18 - 23
Depreciation and amortization	60
Amortization of acquired intangible assets	93
Stock-based compensation expense	79
Merger integration expenses	15
Amortization of incremental costs to obtain a contract	5
Costs associated with unused office space	4
Other expense	1
Adjusted EBITDA	$338 - 348

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net income (loss)	$10,581	$(10,654)	$14,675	$(24,293)
Income tax provision (benefit)	3,643	(3,219)	9,561	(7,631)
Income (loss) before income taxes - GAAP	14,224	(13,873)	24,236	(31,924)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,166	24,181	46,332	47,879
Stock-based compensation expense	20,073	18,154	38,277	32,140
Merger integration expenses	2,044	7,683	5,502	16,977
Acquisition costs	—	47	—	53
Costs associated with unused office space	1,286	1,313	2,302	2,607
Loss on extinguishment of debt	—	—	1,157	—
Total adjustments to income (loss) before income taxes - GAAP	46,569	51,378	93,570	99,656
Income before income taxes - Non-GAAP	60,793	37,505	117,806	67,732
Income tax provision - Non-GAAP (1)	15,199	9,376	29,452	16,933
Non-GAAP net income	45,594	28,129	88,354	50,799

Diluted weighted-average shares	86,341	84,443	86,356	84,236
Non-GAAP net income per diluted share	$0.53	$0.33	$1.02	$0.60
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2024
Net income	$19 - 24
Income tax provision	18 - 23
Income before income taxes - GAAP	37 - 47
Non-GAAP adjustments:
Amortization of acquired intangible assets	93
Stock-based compensation expense	79
Merger integration expenses	15
Costs associated with unused office space	4
Total adjustments to income before income taxes - GAAP	191
Income before income taxes - Non-GAAP	228 - 238
Income tax provision - Non-GAAP (1)	57 - 59
Non-GAAP net income	$171 - 179

Diluted weighted-average shares	87
Non-GAAP net income per diluted share (2)	$1.97 - 2.06
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.